Exhibit 4.29

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SOCIALIST REPUBLIC OF VIETNAM

Independence – Freedom – Happiness

AMENDMENT TO INVESTMENT COOPERATION AND BUSINESS OPPORTUNITY EXPLORATION AGREEMENT

No.: [***]

This Amendment to the Investment Cooperation and Business Opportunity Exploration Agreement (the “Amendment No. 01”) is made and executed on December 16, 2025, by and between:

1.

SAIGON GLORY LIMITED LIABILITY COMPANY, a company duly established and operating under the laws of Vietnam, with Enterprise Registration Certificate No. [***] issued for the first time on June 23, 2018 by the Business Registration Office – Department of Planning and Investment (now is Department of Finance) of Ho Chi Minh City (as amended and supplemented from time to time), having its registered office at No. 1 Pham Ngu Lao Street, Ben Thanh Ward, Ho Chi Minh City, Vietnam, with its legal representative being [***] (hereinafter referred to as “SGC”).

and

2.

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY, a company duly established and operating under the laws of Vietnam, with Enterprise Registration Certificate No. [***] issued for the first time on June 21, 2017 by the Business Registration Office – Department of Planning and Investment (now is Department of Finance) of Hanoi City (as amended and supplemented from time to time), having its registered office at Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Special Zone, Hai Phong City, Vietnam, with its legal representative being [***] (hereinafter referred to as “VinFast”).

SGC and VinFast are hereinafter collectively referred to as the “Parties” and each individually as a “Party.”

WHEREAS

A.	On September 30, 2025, the Parties entered into the Investment cooperation and business opportunity exploration agreement No. [***] (the “Agreement”);

B.	SGC has identified a new business opportunity that is not included in the Business Plan previously notified to VinFast in accordance with the Agreement; and

C.	The Parties have discussed and mutually agreed to amend the Business Plan under the Agreement.

NOW, THEREFORE, the Parties agree and voluntarily enter into this Amendment No. 01 under the following terms and conditions:

ARTICLE 1.AMENDMENT TO ANNEX 1 OF THE AGREEMENT

Annex 1 – Business Plan attached to the Agreement is hereby amended and entirely replaced by Annex 1A attached to this Amendment No. 01. From the effective date of this Amendment No. 01, all references to “Annex 1” under the Agreement shall be construed as references to Annex 1A of this Amendment No. 01.

ARTICLE 2.MISCELLANEOUS

2.1.	Capitalized terms used in this Amendment No. 01 shall have the meanings ascribed to them in the Agreement.

2.2.	Except for the amendments and supplements provided under this Amendment No. 01, all other terms and conditions of the Agreement shall remain in full force and effect.

2.3.	This Amendment No. 01 shall take effect from the date of execution and shall form an integral and inseparable part of the Agreement.

2.4.	This Amendment No. 01 is made in 04 (four) original Vietnamese versions of equal legal validity. Each Party shall retain 02 (two) originals for implementation.

[The remainder of this page is intentionally left blank]

EXECUTION

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Amendment No. 01 on the date first written above.

For and on behalf of

SAIGON GLORY LIMITED LIABILITY COMPANY

Signed and Sealed

/s/[***]

Title: [***]

For and on behalf of

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

Signed and Sealed

/s/[***]

Title: [***]

ANNEX 1A

BUSINESS PLAN

1.	OVERVIEW
-	Project 1: SGC is currently implementing a key project: [***] (the “Project 1”), [***]
-

Project 2: SGC intends to purchase a number of units within the [***] located in [***] (the “Project 2”). Within the scope of the Business Cooperation, SGC is expected to use the Capital Contribution to purchase approximately [***] units ([***] units in [***] and [***] units in [***] of the [***]).

2.	PROJECT 1 INFORMATION:

Project name:	[***]
Location:	[***]
Investor:	Saigon Glory Limited Liability Company
Product types:	[***]
Project scale:	[***]
Total gross floor area:	[***]
Number of towers:	[***]
Podium:	[***]
Height of 2 towers:	[***]
Apartment size range:	[***]
On-site facilities:	[***]

3.	PROJECT 2 INFORMATION

The [***] has a total planned area of [***] hectares. The [***] is a component of [***] Project that has been transferred to [***]. Information on the low-rise section of this Mixed-use Complex No. 2 is as follows:

Project name:	[***]
Location:	[***]
Investor:	[***]
Scale of the low-rise component of the project	Total land area: [***] m² of residential land
Total gross floor area:	Approximately [***] m²
Product Types	An estimated total of [***] terraced houses and villas

The Cooperative Project Portion forms part of the [***] Project and comprises terraced houses and Villas in [***], with details as follows:

Scope of the Cooperative Project in the Sub-zone	Land Area (m2)	Number of Units
[***]	[***]	[***]
[***]	[***]	[***]

4.	EXPECTED P&L

Unit: billion VND

No.	Indicators	Total Business Plan	2025	2026	2027	2028	2029
I	REVENUE	[***]	[***]	[***]	[***]	[***]	[***]
1	Low-rise real estate business (Project 2)	[***]	[***]	[***]	[***]	[***]	[***]
2	Business operation of the existing real estate project (Project 1)	[***]	[***]	[***]	[***]	[***]	[***]
2.1	Apartment	[***]	[***]	[***]	[***]	[***]	[***]
2.2	Officetel	[***]	[***]	[***]	[***]	[***]	[***]
2.3	Commercial floor	[***]	[***]	[***]	[***]	[***]	[***]
2.4	Commercial floor – basement	[***]	[***]	[***]	[***]	[***]	[***]
II	COST	[***]	[***]	[***]	[***]	[***]	[***]
1	Low-rise real estate business (Project 2)	[***]	[***]	[***]	[***]	[***]	[***]
2	Business operation of the existing real estate project (Project 1)	[***]	[***]	[***]	[***]	[***]	[***]
2.1	Land cost + Site clearance	[***]	[***]	[***]	[***]	[***]	[***]
2.2	Construction	[***]	[***]	[***]	[***]	[***]	[***]
2.3	Branding expenses	[***]	[***]	[***]	[***]	[***]	[***]
III	GROSS PROFIT	[***]	[***]	[***]	[***]	[***]	[***]
IV	SALE MANAGEMENT EXPENSES + LOAN INTEREST	[***]	[***]	[***]	[***]	[***]	[***]
1	Sale expenses	[***]	[***]	[***]	[***]	[***]	[***]
2	Interest support	[***]	[***]	[***]	[***]	[***]	[***]
3	Corporate management expenses	[***]	[***]	[***]	[***]	[***]	[***]
4	Marketing expenses + Bank guarantee expenses	[***]	[***]	[***]	[***]	[***]	[***]
6	Contingency Costs	[***]	[***]	[***]	[***]	[***]	[***]
V	PROFIT BEFORE TAX	[***]	[***]	[***]	[***]	[***]	[***]
VI	VINFAST DISTRIBUTION ([***])	[***]	[***]	[***]	[***]	[***]	[***]
VII	COMMITTED BENEFITS FOR VINFAST	20,814

Note: The expected P&L and other financial indicators presented in this Annex (“Projected Figures”) are for indicative purposes only and are prepared based on assumptions relating to economic conditions, market outlook, counterparties, project progress, and other factors at the time of preparation. These do not constitute any commitment or guarantee of any specific future outcomes (“Actual Results”), except for the Committed Benefits for VinFast. The Parties acknowledge and agree that:

•

The Actual Results may differ from the Projected Figures due to various factors, including but not limited to construction progress, sales progress, cash collection schedule, market fluctuations, changes in legal or tax policies, financial or capital-related matters, project management or operational issues, force majeure events, natural disasters, economic or social crises, changes in business strategy, or other risks beyond the Parties’ control;

•

Each Party shall not rely solely on the Projected Figures when making any investment, financial, or operational decisions without conducting its own independent assessment, consistent with its objectives, standards, and capabilities;

•	Each Party accepts the risks arising from any discrepancies between the Projected Figures and the Actual Results.